Exhibit 99.1

Stanley Black & Decker Reports 4Q & Full Year 2023 Results

Momentum in Strategic Transformation Supports Improved Profitability Expectations in 2024; Global Cost Reduction Program On-Track for Expected $2 Billion Run-Rate Savings by End of 2025

Fourth Quarter Gross Margin Expanded Sequentially Driven by Accelerated Supply Chain Actions to Counter Reduced Volumes, and Lower Shipping Costs

Generated Full Year Cash From Operating Activities of $1.2 Billion and Free Cash Flow* of $853 Million; Inventory Reduced by $1.9 Billion Since Mid-2022

New Britain, Connecticut, February 1, 2024 … Stanley Black & Decker (NYSE: SWK), a worldwide leader in tools and outdoor, today announced fourth quarter and full year 2023 financial results.

•Full Year Revenues of $15.8 Billion and Fourth Quarter Revenues of $3.7 Billion, Down Versus Prior Year Primarily Due to Lower Outdoor and DIY Volume as well as Infrastructure Customer Destocking
•Fourth Quarter Gross Margin Was 29.6%, Up 10.7 Points Versus Prior Year; Fourth Quarter Adjusted Gross Margin* Was 29.8%, Up 10.3 Points Versus Prior Year
•Fourth Quarter GAAP EPS Was ($1.84); Fourth Quarter Adjusted EPS* Was $0.92. Full Year GAAP EPS Was ($1.88); Full Year Adjusted EPS* Was $1.45
•Fourth Quarter Cash From Operating Activities Was $769 Million; Fourth Quarter Free Cash Flow* Was $647 Million
•Announced Agreement in December to Divest STANLEY Infrastructure for $760 Million in Cash
•Guiding 2024 Full Year Diluted GAAP EPS of $1.60 to $2.85 and Adjusted EPS* of $3.50 to $4.50; Free Cash Flow* Expected to Approximate $0.6 Billion to $0.8 Billion

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “Our performance in 2023 reflects our relentless focus on the successful execution of the strategic business transformation objectives and supports a strong foundation for improved profitability in 2024. Stanley Black & Decker today is a more streamlined business, built on the strength of our people and culture, with an intensified focus on our core market leadership positions in Tools & Outdoor and Industrial. Despite a challenging market backdrop that lowered volume expectations throughout the year, our disciplined efforts drove adjusted gross margin* improvements in each quarter and strong free cash flow* consistent with our plan, two of our most important areas of focus for 2023.
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
“As we look ahead to 2024, we expect relative strength in professional tools and some of our industrial markets and are prepared for weak consumer and outdoor demand trends to persist. Our plan for the year is underpinned by supply chain cost improvements that are broadly in our control to deliver earnings growth and strong cash generation. This improved performance will fund additional investments to further accelerate end-user inspired innovation and differentiated market activation designed to capture the compelling long-term share gain opportunities in the markets we serve.

“Stepping back, over the past year and a half we have transformed Stanley Black & Decker into a different company - refocused and reenergized - and I am confident that by executing our strategy we are positioning the Company to deliver higher levels of organic revenue growth*, profitability and cash flow to drive strong long-term shareholder returns.”

The Company’s primary areas of multi-year strategic focus remain unchanged:

•Advancing innovation, electrification, and global market penetration to achieve organic revenue growth* of 2 to 3x the market
•Streamlining and simplifying the organization, and investing in initiatives that more directly impact our customers and end users
•Returning adjusted gross margins* to historical 35%+ levels by accelerating the operations and supply chain transformation to improve fill rates and better match inventory with customer demand
•Prioritizing cash flow generation and inventory optimization

4Q’23 Key Points:

•Net sales for the quarter were $3.7 billion, down 6% versus prior year as volume (-7%) was moderately offset by currency (+1%).

•Inventory at the end of the quarter was $4.7 billion, down approximately $240 million from the prior quarter and $1.1 billion versus the end of 2022 driven by the Company’s focus on optimizing inventory with approximately $100 million reduction attributable to the Infrastructure business held for sale accounting.

•Gross margin for the quarter was 29.6%, up 280 basis points sequentially versus the third quarter 2023. Adjusted gross margin* was 29.8%, up 220 basis points sequentially from third quarter 2023. Adjusted gross margin* was up versus the prior year rate of 19.5% as lower inventory destocking costs, supply chain transformation benefits and lower shipping costs more than offset the impact from lower volume.

•SG&A expenses were 22.3% of sales for the quarter versus 19.0% in the prior year. Excluding charges, fourth quarter adjusted SG&A expenses* were 21.7% of sales versus 18.3% in the prior year, as the Company
*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
invested more in growth initiatives and realized higher variable compensation expense.

•Net loss from continuing operations was (7.4%) of sales, down 490 basis points versus prior year. Fourth quarter EBITDA* was 4.2% of sales. Fourth quarter adjusted EBITDA* was 9.4% of sales, up 620 basis points versus prior year.

4Q’23 Segment Results

($ in M)
	Sales	Segment Profit	Charges[1]	Adjusted Segment Profit*	Segment Margin	Adjusted Segment Margin*
Tools & Outdoor	$3,154	$293.5	$22.3	$315.8	9.3%	10.0%

Industrial	$582	$65.0	($0.6)	$64.4	11.2%	11.1%
1 See Non-GAAP Adjustments On Page 5

•Tools & Outdoor net sales were down 7% versus fourth quarter 2022 as volume (-8%) was moderately offset by currency (+1%). The overall organic revenue* decline (-8%) was primarily the result of lower consumer outdoor and DIY market demand. Regional year-over-year organic revenue* included: North America (-10%), Europe (-1%) and Emerging markets (-1%). Fourth quarter U.S. retail point-of-sale demand remained negative versus the prior year, but above 2019 levels supported by price increases and strength in professional tools. The Tools & Outdoor segment margin was 9.3%, up 920 basis points versus prior year. Adjusted segment margin* was 10.0%, up 900 basis points versus fourth quarter 2022, as lower inventory destocking costs, supply chain transformation savings and reduced shipping costs were partially offset by lower volume.

•Industrial net sales were down 4% versus fourth quarter 2022 as price (+1%) was more than offset by lower volume (-5%) in Infrastructure. Engineered Fastening organic revenues* were up 7%, with double digit growth in aerospace and automotive, which was partially offset by softness in general industrial fastener markets. The Industrial segment margin was 11.2%, down 10 basis points versus prior year. The adjusted segment margin* was 11.1%, down 40 basis points versus prior year as lower volume more than offset price realization and cost control.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Global Cost Reduction Program: Supply Chain Transformation Supporting Gross Margin Accretion
The Company continued executing a series of initiatives that are expected to generate $1.5 billion of pre-tax run-rate cost savings by the end of 2024 growing to $2 billion by the end of 2025. Of the $2 billion savings, $1.5 billion is expected to be delivered through a supply chain transformation that leverages strategic sourcing, drives operational excellence, consolidates facilities and optimizes the distribution network, and reduces complexity of the product portfolio. These actions are expected to return adjusted gross margins* to historical 35%+ levels. Additionally, the Global Cost Reduction Program is expected to optimize the Company’s cost base to fund investments that accelerate growth in core businesses.

The Company was modestly ahead of its savings target for full year 2023 and achieved $835 million of pre-tax run-rate savings from lower headcount, indirect spend reductions and the supply chain transformation.

Inventory was reduced by approximately $1.1 billion versus fourth quarter 2022, which drove $1.2 billion of cash from operating activities and $853 million of free cash flow* generation in 2023. Since inception in mid-2022, the Global Cost Reduction Program has generated over $1 billion in pre-tax run-rate savings and the Company has reduced inventory by $1.9 billion.

2024 Outlook
Patrick D. Hallinan, Executive Vice President and CFO, commented, "Focused execution of our Global Cost Reduction Program in 2023 yielded improvements in our cost structure that pushed fourth quarter gross margins toward 30%, ahead of plan behind freight deflation and our teams accelerated efforts to deliver profit and cash. This, along with over $1 billion of inventory reductions through the course of the year, helped us deliver strong free cash flow*. Looking to 2024, we will continue our measured and disciplined approach to cost management as we drive toward our target of 35%+ adjusted gross margins* while funding additional organic revenue growth* investments. The entire organization is aligned around achieving margin expansion, cash generation and balance sheet strength, and working together to position the Company for long-term growth and value creation.”

Management expects 2024 EPS to be in the range of $1.60 to $2.85 on a GAAP basis, and between $3.50 to $4.50 on an adjusted basis. Free cash flow* is expected to approximate $0.6 billion to $0.8 billion, significantly ahead of net income, as we continue to prioritize inventory reductions. Guidance assumes the previously announced Infrastructure divestiture closes at the end of first quarter 2024. Other guidance assumptions will be discussed in more detail on the upcoming earnings call.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
The difference between 2024 GAAP and adjusted EPS* guidance is approximately $1.65 to $1.90, consisting primarily of charges related to the supply chain transformation under the Global Cost Reduction Program.

Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the fourth quarter of 2023 were $197.3 million, primarily related to a non-cash impairment charge, footprint actions and other costs related to the supply chain transformation. Gross profit included $9.9 million of charges while SG&A included $23.9 million. Other, net included a net benefit of $2.3 million and Restructuring included $11.8 million of charges. In addition, in the fourth quarter of 2023, the Company recognized a $150.8 million non-cash asset impairment charge related to the Infrastructure business and a $3.2 million pre-tax loss related to a previously divested business.

Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, February 1, 2024, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call.
The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's more than 50,000 diverse and high-performing employees produce innovative and end-user inspired power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products and engineered fasteners to support the world's makers, creators, tradespeople and builders. The Company’s world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and CUB CADET®. Guided by its purpose – for those who make the world – Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

Investor Contacts:
Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:
Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percentage of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percentage of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percentage of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as supply chain transformation costs, acquisition and divestiture-related items, asset impairments, restructuring, and other adjusting items. Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 12 through 16 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company also provides expectations for the non-GAAP financial measures of adjusted EPS, presented on a basis excluding certain gains and charges, as well as free cash flow. Forecasted adjusted EPS is reconciled to GAAP EPS on page 5. Due to high variability and difficulty in predicting items that impact cash flow from operations, a reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate has been omitted. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue, profitability or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions, commodity prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets related to the recent failures of several financial institutions; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment in Europe and the emerging markets in which the Company generates sales, particularly Latin America and China; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China and Taiwan; (xii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company’s ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with more stringent and increasingly complex environmental regulations or requirements for its manufacturing facilities and business operations; (xv) failure to meet environmental, social and governance (ESG) expectations or standards, or achieve its ESG goals; (xvi) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; and (xxviii) the Company’s ability to implement, and achieve the expected benefits (including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: continuing to advance innovation, electrification and global market penetration to achieve organic revenue growth of 2-3 times the market; streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company's customers and end users; returning adjusted gross margins* to historical 35%+ levels by accelerating the supply chain transformation to leverage strategic sourcing, drive operational excellence, consolidate facilities, optimize the distribution network and reduce complexity of the product portfolio; improving fill rates and matching inventory with customer demand; prioritizing cash flow generation and inventory optimization; executing the SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design; and reducing complexity through platforming products and implementing initiatives to drive a SKU reduction.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.